EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
DISTRICT OF MASSACHUSETTS
(EASTERN DIVISION)

In re:	Chapter 11 Case No. 16-13704-MSH (Jointly Administered)

COSI, INC., et al.,[1]

Debtors.

DEBTORS’ MOTION TO APPROVE SETTLEMENT AGREEMENT AND SECOND AMENDMENT TO MASTER FRANCHISE AGREEMENT AMONG COSI, INC., FAST
CASUAL LTDA F/K/A FAST CASUAL S.A. AND FAST CASUAL PANAMA S. de RL

NOW COME Cosi, Inc. (“Cosi”), Xando Cosi of Maryland, Inc. (“Xando”), Cosi Sandwich Bar, Inc. (“CSB”), Hearthstone Associates, LLC (“HALLC”), and Hearthstone Partners, LLC (“HPLLC”; collectively, with Cosi, Xando, CSB, and HALLC, the “Debtors”), and, pursuant to 11 U.S.C. § 105(a) and Rule 9019 of the Federal Rules of Bankruptcy Procedure (“Bankruptcy Rule 9019”) and MLBR 9019-1, hereby request (the “Motion”) that this Court approve the Settlement Agreement and Second Amendment to Master Franchise Agreement entered into by and among Cosi, Inc. (i.e., Cosi), Fast Casual LTDA f/k/a Fast Casual S.A. (“Fast Casual”) and Fast Casual Panama S. de RL (“Fast Casual Panama”; together with Fast Casual, the “Franchisee Parties”) dated as of February 4, 2017 (the “Settlement Agreement”).  The Debtors have filed a copy of the Settlement Agreement contemporaneously herewith.

In support of this Motion, the Debtors state as follows:

[1]
The Debtors in these Chapter 11 cases are Cosi, Inc. (Case No. 16-13704-MSH), Xando Cosi of Maryland, Inc. (Case No. 16-13706-MSH), Cosi Sandwich Bar, Inc. (Case No. 16-13705-MSH), Hearthstone Associates, LLC (Case No. 16-13707-MSH), and Hearthstone Partners, LLC (Case No. 16-13708-MSH).  The Debtors’ corporate offices are located at 294 Washington Street, Suite 510, Boston, Massachusetts 02108.  The cases are jointly administered under the Cosi, Inc. case number.

Jurisdiction and Venue

1.           This Court has jurisdiction over this Motion pursuant to 28 U.S.C. §§ 157 and 1334.  Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409.  This matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2).

2.           The statutory and legal predicates for the relief sought herein are 11 U.S.C. § 105(a) and Bankruptcy Rule 9019.

Relevant Background

A.           Bankruptcy Case Background.

3.           On September 28, 2016 (the “Petition Date”), each of the Debtors filed a voluntary petition with this Court for relief under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”).

4.           The Debtors continue to operate their business and manage their assets as debtors-in-possession pursuant to 11 U.S.C. §§ 1107 and 1108.

5.           No trustee or examiner has been requested or appointed in these cases.  On October 6, 2016, the Office of the United States Trustee filed the Appointment of the Official Committee of Unsecured Creditors and appointed an unsecured creditors’ committee (the “Committee”).

B.          The Debtors.

6.           The Debtors operate an international fast casual restaurant company specializing in a variety of made-to-order hot and cold sandwiches, salads, bowls, breakfast wraps, “Squagels®” (square bagels), melts, soups, flatbread pizzas, S’mores, snacks, desserts, and a large offering of handcrafted, coffee-based, and specialty beverages.

7.           As of the date hereof, the Debtors operate restaurants at approximately 44 company-owned locations in multiple states, including Massachusetts, Connecticut, New Jersey, New York, Maryland, Virginia, Pennsylvania, Illinois, and Wisconsin.  The Debtors currently employ more than 1,000 employees.

8.           Earlier in the cases, the Debtors initially proposed to sell all of the Debtors’ assets to the Debtors’ debtor-in-possession lenders as the stalking horse bidder, or another bidder to be determined after an auction.  On October 18, 2016, the Debtors entered into an Asset Purchase Agreement (collectively with the amendments thereto, the “APA”) with LIMAB, LLC (“LIMAB”), as stalking horse bidder, dated October 18, 2016.  LIMAB, as stalking horse bidder, submitted the only bid for the Debtors’ assets prior to the November 28, 2016 bid deadline, and, as a result, the Debtors subsequently cancelled the auction and named LIMAB the winning bidder.  LIMAB then exercised its rights under the APA to have the Debtors proceed pursuant to a plan of reorganization instead of by a purchase of assets (the “Plan Option”).

9.           As of the date hereof, LIMAB is operating the Debtors’ business pursuant to the Court-approved Interim Operating Agreement effective December 21, 2016 (the “Operating Agreement”).

C.           Background Related to Cosi’s Relationship with the Franchisee Parties.

10.          Prior to the Petition Date, effective as of March 29, 2012, Cosi and Fast Casual entered into a Master Development and Franchise Agreement, as amended by Letter Agreement dated March 28, 2012 and by First Amendment to Master Development and Franchise Agreement dated February 15, 2016 (collectively, the “FC MFA”).

11.          On or about March 28, 2012, Luis Diego Escalante Vargas, Maria Cristina Escalante, Steven Aronson, and Gonzalo Soffia Bawarsky each executed an Owner and Personal Acknowledgment (collectively, the “Owner and Personal Acknowledgments”).

12.          Also on or about March 28, 2012, Panem Vitae S.A., Hermanos Soffia Bawarsky Sociedad Anomina Co., Montemani LLC, Luis Diego Escalante Vargas, Maria Cristina Escalante, Steven Aronson, and Gonzalo Soffia Bawarsky (individually and collectively, the “Guarantors”) executed a Guarantee (the “Guarantee”) guaranteeing all of Fast Casual’s obligations under the FC MFA.

13.          Prior to the Petition Date, effective as of February 22, 2016, Cosi and Fast Casual Panama entered into a Master Development and Franchise Agreement, as amended by First Amendment to Master Development and Franchise Agreement dated February 15, 2016 (the “Panama MFA”; together with the FC MFA, the “MFAs”).2

14.          The MFAs collectively grant the Franchisee Parties the rights to operate and develop Cosi restaurants in Costa Rica and Panama.  As of the date hereof, Fast Casual operates seven (7) Cosi restaurants in Costa Rica as a franchisor pursuant to the FC MFA.  As of the date hereof, Fast Casual Panama has opened no Cosi restaurants in the Republic of Panama.

[2]	Copies of the MFAs are available upon request.

D.           Background Regarding Disputes Among Cosi and the Franchisee Parties.

15.          During these cases, certain disputes have existed among Cosi and the Franchisee Parties related primarily to: (i) the Debtors’ attempts to collect fees from Fast Casual which the Debtors’ believe to be due and owing under the FC MFA and (ii) the Franchisee Parties’ asserted “cure claims” in connection with the Debtors’ proposed assumption and assignment of the MFAs to LIMAB under the APA or the reorganized Debtors under the Plan Option.3

16.          Specifically, on or about November 10, 2016, Fast Casual sent Cosi, through counsel, a document entitled “Fast Casual Costa Rica Cure Claim” (the “Cure Claim”).  In the Cure Claim, Fast Casual alleged that Cosi had breached certain alleged obligations under the Fast Casual MFA, which resulted in damages, including the alleged failure to provide training programs, prototype plans, pre-opening supervision and assistance, consulting assistance, and marketing materials.  In addition, in the Cure Claim, Fast Casual alleged certain incurable non-monetary defaults.

[3]
As reflected in Amendment No. 4 to the APA, the Debtors and LIMAB negotiated holdbacks of $975,000.00 and $100,000.00 from the cash component of the Purchase Price under the APA (defined in Amendment No. 4 to the APA and referred to therein as the “FC Franchise Reserve” and the “FC Costs”) to be withheld by LIMAB as a result of the disputes existing among Cosi and the Franchisee Parties.  See Dkt. No. 608.  The Debtors and LIMAB negotiated the conditions pursuant to which the FC Franchise Reserve (or a portion thereof) and the FC Costs would be released to the Debtors.  Of significance to this Motion, Amendment No. 4 to the APA includes the following amendment in Section 9.01A(f):

If, prior to the Closing Date, Seller resolves the disputes related to the assignment of the FC Franchise Agreement on terms acceptable to Seller and Purchaser, then Purchaser shall direct and facilitate the immediate release of the FC Franchise Reserve to Seller, inclusive of a release of the remaining security for the FC Costs indemnity.

The Debtors’ position is that Settlement Agreement described herein satisfies the conditions set forth in Section 9.01A(f) of the APA such that, upon this Court’s approval of the Settlement Agreement, LIMAB will authorize the release of the FC Franchise Reserve and FC Costs (less any approved reduction regarding the FC Costs) to take place no later than the effective date of the Debtors’ Chapter 11 plan.

17.          On November 28, 2016, the Franchisee Parties filed a Limited Opposition to Debtor’s Motion for (1) Order Establishing Bidding Procedures and Granting Related Relief and (2) Order Approving Sale of Substantially All Assets Free and Clear of All Liens, Claim, Encumbrances and Interest and Granting Related Relief [Dkt. No. 440] (the “Cure Objection”).  In the Cure Objection, the Franchisee Parties asserted: (i) a cure claim in the amount of $365,533.00 with respect to the Debtors’ proposed assumption and assignment of the FC MFA and (ii) that the Panama MFA could not be assumed and assigned.4

18.          Cosi disputes the allegations set forth in the Cure Claim and the Cure Objection.

19.          On or about November 22, 2016, Cosi sent the Franchisee Parties a Notice of Default (the “Notice of Default”) based on the Franchisee Parties’ failure to pay certain fees due to Cosi under the MFAs.

20.          The Franchisee Parties dispute the Notice of Default.

21.          Cosi and the Franchisee Parties have engaged in extensive negotiations and now wish to consensually resolve all of the disputes and claims among them, including all claims set forth in the Cure Claim, as set forth herein and in the Settlement Agreement.

Summary of the Settlement Agreement5

22.          The Settlement Agreement provides that:

a.
within three (3) business days of the execution of the Settlement Agreement, Fast Casual shall pay Cosi unpaid royalty fees, marketing fees, and franchise fees due under the MFA (the “Unpaid Fees”) in the amount of $21,664.58, which amount represents all Unpaid Fees owing for the fiscal December 2016 period as of January 21, 2017 (the “Measurement Date”);

b.	Cosi waives its right to administrative fees and interest or other charge or fee on the Unpaid Fees;

[4]
The Franchisee Parties have also filed Proofs of Claim in the Cosi, Inc. case.  On or about December 28, 2016, Fast Casual filed a Proof of Claim in the amount of $365,533.00.  See Claim No. 113-1.  Also on or about December 28, 2016, Fast Casual Panama filed a Proof of Claim in the amount of $34,380.50.  See Claim No. 114-1.

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The description set forth in this section is only a summary.  For the full terms of the Settlement Agreement, the Debtors direct parties in interest to a copy of the Settlement Agreement filed contemporaneously herewith.

c.	upon receipt of Fast Casual’s payment of the Unpaid Fees, Cosi shall withdraw the Notice of Default;

d.
Fast Casual acknowledges and affirms its obligation to pay all fees owing under the MFA when they are due and that it will not withhold payment of any amounts owed to Cosi based on Cosi’s alleged failure to perform any of its obligations under the Fast Casual MFA;

e.	The Panama MFA and all personal guarantees related thereto are terminated and of no further force or effect;

f.	Cosi waives its right to any sums due under the Panama MFA, including, without limitation, the $50,000.00 Development Fee due under the Panama MFA;

g.
Cosi and Fast Casual agree to amend the FC MFA by including the provision as set forth in the Settlement Agreement entitled “Termination by Developer,” which allows Fast Casual, provided that Fast Casual is in compliance with its obligations under the FC MFA, to terminate the FC MFA post-confirmation or sale (as applicable) in the event that the Franchisor under the FC MFA (i) commits a material breach of its obligations as they are expressly delineated in the FC MFA and (ii) fails to cure any such breach within sixty (60) days after Fast Casual notifies the Franchisor of the breach in accordance with the FC MFA;

h.
Fast Casual further agrees to (i) withdraw the Cure Claim (and the proofs of claim discussed in footnote 4 herein) and not assert any other claim in the Debtors’ bankruptcy cases and (ii) subject to solicitation in accordance with the Bankruptcy Code, accept and otherwise fully support any Chapter 11 plan of Cosi that is not inconsistent with the Settlement Agreement;

i.
Fast Casual acknowledges and agrees that Cosi shall be deemed to be in full compliance with its obligations under the FC MFA and waives and releases any claim that Cosi has breached any of its prior obligations under the FC MFA;

j.
The Franchisee Parties and Cosi mutually release each other of and from any and all claims or causes of action against each other through the date of the Settlement Agreement, excepting only their respective obligations under the Settlement Agreement, their prospective obligations under the FC MFA, and their prospective obligations set forth in the Owner and Personal Acknowledgments and the Guarantee, which remain in full force and effect; and

k.	Fast Casual consents to the assumption of the Settlement Agreement (and assignment if applicable) by reorganized Cosi and its affiliates as of the effective date of Cosi’s Chapter 11 plan.

Reasonableness of the Settlement Agreement

23.           Under Bankruptcy Rule 9019, a bankruptcy court can approve a compromise or settlement if it is in the best interest of the debtor’s estate.  See, e.g., Jeffrey v. Desmond, 70 F.3d 183, 185 (1st Cir. 1995).  In evaluating a settlement, a bankruptcy court should “assess and balance the value of the claim that is being compromised against the value to the Estate of the acceptance of the compromise proposal.”  See id. (quoting In re GHR Cos., 50 B.R. 925, 931 (Bankr. D. Mass. 1985)) (additional citation omitted).

24.           The Debtors believe that the resolution set forth in the Settlement Agreement is fair and reasonable under the standard applicable under Bankruptcy Rule 9019, which generally requires consideration of the following factors: (i) the probability success in the litigation being compromised; (ii) the difficulties, if any, to be encountered in the matter of collection; (iii) the complexity of the litigation involved, and the expense, inconvenience and delay attending it; and (iv) the paramount interest of the creditors and a proper deference to their reasonable views in the premise.  See In re Genesys Research Institute, Inc., 2016 WL 3583229, at *12 (Bankr. D. Mass. Jun. 24, 2016) (citing Jeffrey, 70 F.3d at 185).

25.           The Debtors assert that the approval of the Settlement Agreement will result in significant benefits to the Debtors’ estates.  First, the Settlement Agreement resolves the Cure Claim and related disputes regarding the Debtors’ proposed assumption of the FC MFA. The resolution of the Cure Claim affords the estates significant savings in legal fees and expenses, which the Debtors would have otherwise incurred in litigating the Cure Claim and related disputes with the Franchisee Parties.  The Settlement Agreement also prevents delay and uncertainty regarding the probability of success in litigation, and the Debtors assert that the Settlement Agreement appropriately factors in the strengths and weaknesses of all claims and defenses.

26.           In addition, the Settlement Agreement maintains the pre-bankruptcy franchise relationship between Cosi and Fast Casual, which, among other benefits, ensures Cosi’s ability to develop its brand and presence in Central America and to continue to generate royalties and franchise revenue under the FC MFA.  As a result, approval of the Settlement Agreement will trigger the release of the FC Franchise Reserve in the amount of $975,000.00 and the FC Costs in the amount of $100,000.00 (less any approved reduction regarding the FC Costs), which funds, together with the “Purchase Price” under the APA, will be utilized at plan confirmation, among other potential assets, to fund a distribution to creditors.6

[6]
The Debtors have conferred with LIMAB regarding the proposed Settlement Agreement and the Debtors believe that LIMAB finds the Settlement Agreement acceptable to satisfy the conditions necessary to warrant the release of the FC Franchise Reserve and the FC Costs (less any approved reduction regarding the FC Costs) no later than the effective date of the Chapter 11 plan.

27.           Put simply, the proposed settlement substantially increases the likelihood that the Debtors’ general unsecured creditors will receive a meaningful distribution under the Plan.

28.           Based on the foregoing, the Debtors believe that the Settlement Agreement is fair and equitable and immensely beneficial to the Debtors’ estates and, further, that it satisfies the applicable Bankruptcy Rule 9019 standards.  As a result, the Debtors respectfully request that the Court approve the Settlement Agreement.

Notice

29.           In accordance with Bankruptcy Rules 2002 and 9019, the Debtors shall serve a copy of this Motion and the Settlement Agreement on: (a) the Office of the United States Trustee for Region One; (b) counsel to LIMAB; (c) all creditors listed on the Debtors’ Schedules, as amended; (d) the Securities and Exchange Commission; (e) the Office of the Attorney General for each of the states where the Debtors operate or operated; (f) the Internal Revenue Service and all other known taxing authorities in the states where the Debtors operate or operated; (g) the United States Department of Justice; (h) counsel to the Committee; and (i) any party which has filed, prior to the date of filing this Motion, a request for service of pleadings in this case.

22.          The Debtors will utilize the standard “shareholder notice” measures for public companies in order to provide notice of the relief requested in this Motion to holders of shares of Common Stock.  Specifically, within four (4) business days of filing this Motion, the Debtors will file a Current Report on Form 8-K with the SEC.  This is the method by which public companies, including the Debtors, typically communicate information with shareholders in a consistent and cost-effective manner.7

23.          The Debtors request that this Court determine that notice to shareholders by this method be deemed sufficient and that the notice requirements be deemed satisfied.

24.          The Debtors will continue to be available to address shareholder inquiries related to this Motion or the Debtors’ bankruptcy cases generally.

WHEREFORE, for the reasons set forth herein, the Debtors respectfully request that this Court enter an Order substantially in the form attached hereto: (i) approving the Settlement Agreement among Cosi and the Franchisee Parties as it is in the best interest of the Debtors’ estates and (ii) granting such other and further relief as is just under the circumstances.

Respectfully submitted,

COSI, INC., ET AL.

By their counsel,

/s/ Kate P. Foley
Joseph H. Baldiga, BBO #549963
Christine E. Devine, BBO #566990
Kate P. Foley, BBO #682548
Mirick, O’Connell, DeMallie & Lougee, llp
1800 West Park Drive, Suite 400
Westborough, MA 01581-3926
Phone: (508) 898-1501
Fax: (508) 898-1502
Email: bankrupt@mirickoconnell.com
Email: cdevine@mirickoconnell.com
Dated: February 7, 2017	Email: kfoley@mirickoconnell.com

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The Debtors estimate that the estates would likely incur costs in the range of approximately $20,000 - $25,000 in order to mail a copy of this Motion to all shareholders.  The Debtors believe that expense is unwarranted.

UNITED STATES BANKRUPTCY COURT
DISTRICT OF MASSACHUSETTS
(EASTERN DIVISION)

In re:	Chapter 11 Case No. 16-13704-MSH (Jointly Administered)

COSI, INC., et al.,[1]

Debtors.

ORDER APPROVING SETTLEMENT AGREEMENT AND SECOND AMENDMENT TO MASTER FRANCHISE AGREEMENT AMONG COSI, INC., FAST CASUAL LTDA F/K/A
FAST CASUAL S.A. AND FAST CASUAL PANAMA S. de RL

Upon consideration of the Debtors’ Motion to Approve Settlement Agreement and Second Amendment to Master Franchise Agreement Among Cosi, Inc., Fast Casual LTDA f/k/a Fast Casual S.A. and Fast Casual Panama S. de RL (the “Motion”); the Court having reviewed the Motion; the Court finding that (a) the Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334; (b) this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2); (c) venue of these chapter 11 cases in this Court is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and (d) notice of the Motion was sufficient under the circumstances; the Court determining that the legal and factual bases set forth in the Motion establish just cause for the relief granted by this Order; and it appearing that the relief requested is in the best interest of the Debtors’ estates, their creditors, and other parties in interest.

[1]
The Debtors in these Chapter 11 cases are Cosi, Inc. (Case No. 16-13704-MSH), Xando Cosi of Maryland, Inc. (Case No. 16-13706-MSH), Cosi Sandwich Bar, Inc. (Case No. 16-13705-MSH), Hearthstone Associates, LLC (Case No. 16-13707-MSH), and Hearthstone Partners, LLC (Case No. 16-13708-MSH).  The Debtors’ corporate offices are located at 294 Washington Street, Suite 510, Boston, Massachusetts 02108.  The cases are jointly administered under the Cosi, Inc. case number.

NOW, IT IS HEREBY ORDERED, THAT:

1.          The Motion is GRANTED in its entirety.

2.          The settlement embodied in the Settlement Agreement is in the best interests of the Debtors’ estates and otherwise satisfies the requirements of Bankruptcy Rule 9019.

3.          The Settlement Agreement and Second Amendment to Master Franchise Agreement entered into by and among Cosi, Inc., Fast Casual LTDA f/k/a Fast Casual S.A. and Fast Casual Panama S. de RL dated as of February 4, 2017 are hereby approved.

3.          In accordance with the APA2 and the Debtors’ Chapter 11 plan of reorganization, no later than the effective date of the Debtors’ Chapter 11 plan or a closing under the APA (as applicable), LIMAB, LLC shall deliver the FC Franchise Reserve in the amount of $975,000.00 and the FC Costs in the amount of $100,000.00 (less any approved reduction regarding the FC Costs) to either the Debtors or to the Liquidating Trust.

Dated: ________________________, 2017
Honorable Melvin S. Hoffman
Chief United States Bankruptcy Judge

[2]	Unless otherwise defined herein, initially capitalized terms shall have the meanings ascribed to them in the Motion.

2